Exhibit 4.1

PEABODY ENERGY CORPORATION

6.00% SENIOR NOTES DUE 2018

6.25% SENIOR NOTES DUE 2021

INDENTURE

Dated as of November 15, 2011

U.S. BANK NATIONAL ASSOCIATION

Trustee

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Section 12.08.	Governing Law	59
Section 12.09.	No Adverse Interpretation of Other Agreements	59
Section 12.10.	Successors	59
Section 12.11.	Severability	59
Section 12.12.	Counterpart Originals	59
Section 12.13.	Table of Contents, Headings, Etc.	59
Section 12.14.	Electronic Means	59

EXHIBITS

Exhibit A-1	FORM OF 2018 NOTE
Exhibit A-2	FORM OF 2021 NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

SCHEDULES

Schedule I	Schedule of Subsidiary Guarantors

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INDENTURE dated as of November 15, 2011 (the “Indenture”) among Peabody Energy Corporation, a Delaware corporation (the “Company”), the subsidiary guarantors named on Schedule I hereto and U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

The Company has duly authorized the creation of an issue of (A)(i) a series of 6.00% Senior Notes due 2018 issued on the date hereof (the “Initial 2018 Notes”), (ii) any additional 2018 Notes (“2018 Additional Notes”) that may be issued in accordance with Section 2.02 and (iii) any 6.00% Senior Notes due 2018 that may be issued pursuant to the Registration Rights Agreement (as defined herein) in exchange for any Initial 2018 Notes or 2018 Additional Notes (the “2018 Exchange Notes”) and (B)(i) a series of 6.25% Senior Notes due 2021 issued on the date hereof (the “Initial 2021 Notes” and, together with the Initial 2018 Notes, the “Initial Notes”), (ii) any additional 2021 Notes (“2021 Additional Notes” and together with the 2018 Additional Notes, the “Additional Notes”) that may be issued in accordance with Section 2.02 and (iii) any 6.25% Senior Notes due 2021 that may be issued pursuant to the Registration Rights Agreement in exchange for any Initial 2021 Notes or 2021 Additional Notes (the “2021 Exchange Notes” and together with the 2018 Exchange Notes, the “Exchange Notes,” and together with the Initial 2018 Notes, any 2018 Additional Notes, 2018 Exchange Notes, Initial 2021 Notes and any 2021 Additional Notes, the “Notes”). The Initial 2018 Notes (together with any 2018 Additional Notes and 2018 Exchange Notes, the “2018 Notes”) and the Initial 2021 Notes (together with any 2021 Additional Notes and 2021 Exchange Notes, the “2021 Notes”) are each referred to herein as a “series.”

Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall to the extent applicable be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 (in the case of the 2018 Notes) and Exhibit A-2 (in the case of the 2021 Notes) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2018 Notes or the 2021 Notes, as the case may be, sold in reliance on Rule 144A.

“Additional Interest” has the meaning set forth in Exhibit A-1 (in the case of the 2018 Notes) and Exhibit A-2 (in the case of the 2021 Notes).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the present value (discounted at a rate per annum equivalent to the rate inherent in such lease (as determined in good faith by the Company), compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease had been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 7.14.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors or any duly authorized committee of that board shall have duly delegated its authority, in each case delivered to the Trustee for the Notes of any series.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares).

Notwithstanding the foregoing, a transaction effected to create a holding company will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of such holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”), and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Comparable Treasury Issue” means U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for that redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, then the average of the available Reference Treasury Dealer Quotations for the redemption date, or (3) if only one is available on that date, then that Reference Treasury Dealer Quotation.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

(a) all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than any portion thereof maturing after, or renewable or extendable at the option of the Company or the relevant Subsidiary beyond, twelve months from the date of determination); and

(b) the total of the net book values of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Corporate Trust Office of the Trustee” shall be for purposes of surrender for registration of transfer or exchange of Notes the offices of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005 and for all other purposes shall be the office of the Trustee at 225 Asylum Street, 23rd Floor, Hartford, CT 06103.

“Credit Agreement” means that certain Credit Agreement, dated as of June 18, 2010 by and among the Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and Banc of America Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and joint book managers and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, annexes, exhibits or schedules to any of the foregoing), and in each case as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents, arrangers and lenders or other agents, arrangers and lenders or otherwise, whether provided under the original credit agreement or other Credit Facilities or otherwise, whether for a greater or lesser principal amount, whether with greater or lesser interest and fees and whether or not including collateral or guarantors). Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, refinanced, repaid or restructured in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means a Subsidiary that is (i) formed under the laws of the United States of America or a state thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for U.S. federal income tax purposes.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the exchange offer by the Company and the Subsidiary Guarantors of the Exchange Notes for original Notes to be effected pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Fitch” means Fitch Ratings Limited, or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles, which are in effect on the date of the Indenture. The sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States, are set forth in the Financial Accounting Standards Board’s Accounting Standards Codification.

“Global Note Legend” means the legend set forth in Section 2.06(g)(i), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a permanent global Note in the form of Exhibit A-1 (in the case of the 2018 Notes) and Exhibit A-2 (in the case of the 2021 Notes) attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Government Securities” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Security or a specific payment of interest on or principal of any such Government Security held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of interest on or principal of the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture following the effectiveness of a registration statement under the Securities Act covering the Notes, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, ANZ Securities, Inc., Fifth Third Securities, Inc., nabSecurities, LLC, SMBC Nikko Capital Markets Limited, Standard Chartered Bank and Westpac Banking Corporation.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Non-Recourse Debt” means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness; provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the Capital Stock and debt securities of the Restricted Subsidiary that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who is reasonably acceptable to the Trustee, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and aggregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes of such series or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any real property interests (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, located in the United States that is held by the Company or any Restricted Subsidiary and has a gross book value (without deduction of any depreciation reserves), on the date as of which the determination is being made, exceeding 1% of Consolidated Net Tangible Assets (other than any such interest that the Board of Directors of the Company determines by resolution is not material to the business of the Company and its Subsidiaries taken as a whole).

“Principals” means the executive officers of the Company as of the date hereof.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(ii) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if S&P, Moody’s, Fitch or all three cease to make a rating on the applicable notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P, Moody’s, Fitch, or all three as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of:

(a) a Change of Control, and

(b) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the occurrence of the following on, or within, 90 days after the earlier of: (i) the date of public notice of the occurrence of a Change of Control or (ii) public notice of the intention of the Company to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies):

(a) if the Notes of such series are assigned an Investment Grade Rating by all Rating Agencies on the Rating Date, the rating of the Notes of such series by one of the Rating Agencies shall be below an Investment Grade Rating; or

(b) if the Notes of such series are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes of such series by at least one of the other Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, or their affiliates, plus one other Primary Treasury Dealer (as defined below) appointed by the Company, and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, if available.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding that redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Notes dated November 15, 2011, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S Global Note” means a Global Note in the form of Exhibit A-1 (in the case of the 2018 Notes) and Exhibit A-2 (in the case of the 2021 Notes) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2018 Notes or the 2021 Notes, as the case may be, sold in reliance on Rule 903.

“Related Party” with respect to any Principal means (A) any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means any Subsidiary (a) substantially all of the property of which is located in the United States or substantially all of the business of which is carried on, in the United States and that owns or leases a Principal Property or (b) is engaged primarily in the business of owning or holding Capital Stock of one or more Restricted Subsidiaries.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired, that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such person with the intention of taking back a lease of this property.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Subsidiaries” means Kentucky United Coal, LLC, Midwest Coal Reserves of Kentucky, LLC, Mustang Clean Energy, LLC, Newhall Funding Company, P&L Receivables Company LLC, Peabody China, LLC, Peabody Mongolia, LLC, PG Investments Six, LLC, Sterling Centennial Insurance Corp. and United Minerals Company, LLC.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to this Indenture and any additional Guarantee of the Notes to be executed by any of the Company’s Subsidiaries pursuant to Section 4.09.

“Subsidiary Guarantors” means all of the Company’s existing Domestic Subsidiaries, except for the Specified Subsidiaries, and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Treasury Rate” means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A-1 (in the case of the 2018 Notes) and Exhibit A-2 (in the case of the 2021 Notes) that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02. Other Definitions.

Terms	Defined in Section
“2018 Additional Notes”	Recitals
“2021 Additional Notes”	Recitals
“2018 Exchange Notes”	Recitals
“2021 Exchange Notes”	Recitals
“2018 Notes”	Recitals
“2021 Notes”	Recitals
“Additional Notes”	Recitals
“Authentication Order”	2.02(d)
“Benefited Party”	10.01
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(a)
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01
“Exchange Notes”	Recitals
“Exchange Global Note”	2.01(b)
“Legal Defeasance”	8.02
“Lien”	4.06
“Notes”	Recitals
“Initial Notes”	Recitals
“Initial 2018 Notes”	Recitals
“Initial 2021 Notes”	Recitals
“Paying Agent”	2.03(a)
“Registrar”	2.03
“Regulation S Permanent Global Note”	2.06(i)(x)
“Regulation S Temporary Global Note”	2.06(i)(x)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) “interest” shall include Additional Interest, if any;

(7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE II

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Company shall deliver to the Trustee for authentication and the Trustee shall initially authenticate (i) 2018 Notes for original issue on the date hereof in an aggregate principal amount of $1,600,000,000 and (ii) 2021 Notes for original issue on the date hereof in an aggregate principal amount of $1,500,000,000. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of form of Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes), each of which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes) (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes) (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

If and when issued, Exchange Notes offered to Holders, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes), with such applicable omissions and legends as are provided in Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes), except as otherwise permitted herein (in each case, an “Exchange Global Note”), which shall be deposited on behalf of the Holders of the Exchange Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of an Exchange Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the applicable Exchange Global Note and recorded in the Registrar, as hereinafter provided.

Upon the transfer, exchange or replacement of any Initial Note remaining outstanding after the consummation of an Exchange Offer, the Registrar shall deliver such new Initial Note only in global form, subject to Section 2.06, and such new Original Note shall continue to bear the applicable legends set forth in Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes). In the case of a 144A Global Note, such legends shall include the private placement legend unless (x) the appropriate period referred to in Rule 144 under the Securities Act has elapsed or (y) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

Upon the transfer, exchange or replacement of any Note pursuant to a Shelf Registration Statement, the Registrar shall deliver such new Note only in global form, subject to Section 2.06, and such new Note shall continue to bear the applicable legends set forth in Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes); provided, however, that such new Note shall not be required to bear the private placement legend set forth in Exhibit A-1 (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes). Beneficial interests in any such new Note shall be reflected in the Exchange Global Note.

(c) Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Section 2.02. Execution and Authentication.

(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate the Notes for original issue.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(f) The Company may issue an unlimited amount of Additional Notes from time to time after the offering of the Initial Notes and an amount of Exchange Notes of each series for issue only in an Exchange Offer, pursuant to the Registration Rights Agreement, up to the aggregate principal amount of Initial Notes and Additional Notes of each series exchanged in such Exchange Offer. The Initial Notes of any series and any Additional Notes and Exchange Notes of such series subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Note. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.08 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged only for Definitive Notes pursuant to this clause (c).

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only subject to Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, subject to Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged only for beneficial interests in Restricted Global Notes pursuant to this clause (d).

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged only for Definitive Notes pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legend. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Global Note Legend: Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) Private Placement Legend:

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.09 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Notes and Definitive Notes, and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order (including an Authentication Order given pursuant to Section 2.02) or at the Registrar’s request (in connection with any transfer or exchange of Notes pursuant to this Section 2.06).

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.09, 3.06, 4.08 and 9.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(ix) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or other state, federal securities laws that may be applicable; provided, however, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the requirements of this Section 2.06 and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

(x) Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a temporary Global Note substantially in the form of Exhibit A-1 hereto, in the case of the 2018 Notes, and Exhibit A-2 hereto, in the case of the 2021 Notes, with such applicable legends as are provided in Exhibit A-1 hereto, in the case of the 2018 Notes, and Exhibit A-2 hereto, in the case of the 2021 Notes, except as otherwise permitted herein (each, a “Regulation S Temporary Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 7.14) as hereinafter provided.

Following (i) the expiration of the Restricted Period and (ii) receipt by the Trustee of certification in a form reasonably satisfactory to the Trustee that beneficial interests in such Regulation S Temporary Global Notes are owned either by non-U.S. persons (as defined in Regulation S) or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note in the form of Exhibit A-1 hereto, in the case of the 2018 Notes, and Exhibit A-2 hereto, in the case of the 2021 Notes, with such applicable legends as are provided in Exhibit A-1 hereto, in the case of the 2018 Notes, and Exhibit A-2 hereto, in the case of the 2021 Notes, except as otherwise permitted herein (each, a “Regulation S Permanent Global Note”). Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the applicable Regulation S Temporary Global Note or the applicable Regulation S Permanent Global Note, as the case may be, and recorded in the register of the Registrar.

Section 2.07. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.08. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the applicable series duly issued hereunder.

Section 2.09. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes, but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12. CUSIP, ISIN and Common Code Numbers.

The Company in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code numbers.

Section 2.13. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes of any series pursuant to the redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a later date is agreed to by the Trustee at its option) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of 2018 Notes or 2021 Notes, as applicable, to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

Section 3.02. Selection of Notes to be Redeemed.

If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased among the Holders of the Notes of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed or, if the Notes of such series are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate (subject in any case to the Applicable Procedures, with respect to any Global Notes). In the event of partial redemption by lot, the particular Notes of a series to be redeemed shall be selected, unless otherwise provided herein (or as otherwise provided in the Applicable Procedures, if applicable), at least 30 but no more than 60 days prior to the redemption date by the Trustee from the Outstanding Notes of such series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder of a series are to be redeemed, the entire Outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of any series called for redemption also apply to portions of Notes of such series called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before the applicable redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article XI.

The notice shall identify the Notes of a series to be redeemed, including the CUSIP numbers, and shall state:

(a) the redemption date;

(b) a calculation of the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

On and after the redemption date, unless the Company defaults in depositing money sufficient to pay the redemption price and accrued interest on all of Notes to be redeemed, interest shall cease to accrue on Notes or portions thereof called for redemption.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) The Notes of a series will be subject to redemption at any time at the option of the Company, in whole at any time or in part from time to time, upon notice given in accordance with the provisions of Section 3.03 hereof, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining principal and interest payments on the applicable Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the date of redemption.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Notes.

The Company or a Subsidiary Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company or a Subsidiary Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03. Notices or demands with respect to the Notes and this Indenture shall be delivered to the Trustee at its Corporate Trust Office at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.

Section 4.03. Compliance Certificate.

(a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes of any series are Outstanding, deliver to the Trustee, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05. Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Liens.

Except as otherwise provided below pursuant to this Section 4.06, the Company shall not, and shall not permit any Restricted Subsidiary to, issue, incur, create, assume, guarantee or otherwise have outstanding any Indebtedness secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property or shares of Capital Stock or Indebtedness of a Restricted Subsidiary unless the Notes (and, at the Company’s option, any other indebtedness or guarantee ranking equally with the Notes) are secured equally and ratably with (or at the Company’s option, prior to) such secured Indebtedness. This restriction will not apply to Indebtedness secured by:

(a) Liens on property, shares of Capital Stock or Indebtedness of a Person existing at the time it becomes a Restricted Subsidiary or Liens on any Principal Property created prior to the time such property became a Principal Property, provided, in each case, that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

(b) Liens on property (and on any proceeds from the disposition of such property) acquired by the Company or a Restricted Subsidiary existing at the time of acquisition by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of the Company or any Restricted Subsidiary;

(c) Liens on property (and on any proceeds from the disposition of such property) acquired by the Company or a Restricted Subsidiary and created prior to, at the time of, or within 360 days after the acquisition of such property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price of such property, such construction or the making of such improvements; provided that such Liens will not extend to any other Principal Property of the Company or the Company’s Restricted Subsidiaries other than, in the case of such construction or improvement, any theretofore unimproved real property on which the Principal Property so constructed, or the improvement, is located;

(d) Liens in favor of the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or a Restricted Subsidiary;

(e) Liens existing on the date hereof;

(f) Liens on property (and on any proceeds from the disposition of such property), shares of Capital Stock or Indebtedness of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary, provided that the Lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

(g) Liens on property of the Company or the Company’s Restricted Subsidiaries in favor of governmental bodies to secure payments of amounts owed under any contract or statute;

(h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(i) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(j) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security;

(k) Judgment Liens so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired;

(l) Liens created in connection with a project financed with, and created to secure, Non-Recourse Debt; and

(m) Any extension, renewal or replacement of any Lien referred to above or any Indebtedness secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Indebtedness than that existing at the time of such extension, renewal or replacement and will be limited to all or part of the same property and improvements thereon which secured the Loan extended, renewed or replaced.

In addition, the Company or any Restricted Subsidiary may issue, incur, create, assume or guarantee Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that after giving effect to the Indebtedness secured by such Lien, the aggregate principal amount of all Indebtedness so secured by Liens (not including Liens permitted above) and the Attributable Debt of Sale and Lease-Back Transactions permitted by the provisions described in Section 4.10 of this Indenture does not exceed 15% of Consolidated Net Tangible Assets.

Section 4.07. Corporate Existence.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.08. Offer To Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes of each series shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control Triggering Event, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such conflict.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such

Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control Triggering Event provisions described in Sections 4.08(a) and (b) shall be applicable whether or not any other provisions of this Indenture are applicable.

(c) Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company exercises its option to purchase the Notes. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.09. Additional Subsidiary Guarantees.

If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date hereof and such Domestic Subsidiary provides a guarantee under the Credit Agreement, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance substantially similar to Exhibit C attached hereto providing that such Domestic Subsidiary shall become a Subsidiary Guarantor under this Indenture.

Section 4.10. Limitation on Sale and Lease-Back Transactions.

Except as otherwise provided below, the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Sale and Lease-Back Transactions of Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and one of its Restricted Subsidiaries or between Restricted Subsidiaries, unless at the effective time of such transaction:

(a) the Company or the Restricted Subsidiary is entitled, pursuant to Section 4.06 without equally and ratably securing the Notes, to incur Indebtedness secured by a Lien in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

(b) the Company or the Restricted Subsidiary applies, within 360 days of the closing date of the Sale and Lease-Back Transaction, an amount equal to the greater of (1) the net proceeds of such sale or (2) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either (or a combination of) (x) the prepayment, defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity) of Indebtedness of the Company or a Restricted Subsidiary maturing after, or renewable or extendable at the option of the Company or the relevant Restricted Subsidiary beyond, twelve months from the date of determination (other than debt subordinate to the Notes or any Guarantee or debt to the Company or a Restricted Subsidiary); provided, however, the amount to be applied to the prepayment or retirement of any such Indebtedness shall be reduced by the principal amount of any debt securities of the Company or the Company’s Restricted Subsidiaries delivered within 360 days after such Sale and Lease-Back Transaction to the Trustee or Paying Agent for retirement and cancellation; or (y) the purchase, construction or development of other property, facilities or equipment.

ARTICLE V

Consolidation, Merger, Sale, Conveyance or Lease

Section 5.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02. Rights and Duties of Successor Corporation.

Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 5.03. Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Section 7.01, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article V.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” with respect to any series of Notes (and for purposes of this Indenture) occurs if:

(a) the Company defaults in the payment when due of interest on the Notes of such series and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes of such series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes of such series as required by Section 4.08 hereof;

(d) the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in this Indenture or the Notes of such series;

(e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $75.0 million or more;

(f) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under such Subsidiary Guarantee;

(g) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; and

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing with respect to the Notes of such series, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs, all Outstanding Notes of such series shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes of such series or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes of a series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes of such series then Outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity against any loss, liability or expense. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes of a series then Outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes in respect of such series. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

A Holder of a Note of a series may pursue a remedy with respect to this Indenture or the Notes of such series only if:

(a) the Holder of a Note of such series gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then Outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes of such series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of a Note of any series may not use this Indenture to prejudice the rights of another Holder of a Note of such series or to obtain a preference or priority over another Holder of a Note of such series.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes of a series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes of a series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes of such series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money in respect of the Notes of any series pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes of such series for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note of a series pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes of such series.

ARTICLE VII

TRUSTEE

Section 7.01. Certain Duties and Responsibilities of Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default actually known to a Responsible Officer of the Trustee with respect to the Notes of a series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Notice of Defaults.

Within 90 days after the occurrence of any default with respect to the Notes of any series, the Trustee shall transmit by mail to all Holders of Notes of that series, as their names and addresses appear in the register of the

Registrar, notice of all defaults with respect to that series actually known to a Responsible Officer of the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series or in the making of any sinking fund payment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. For the purpose of this Section 7.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 7.03. Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with the counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee pursuant to Section 12.02, and such notice references the Notes and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.04. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 7.05. May Hold Notes.

The Trustee, any Paying Agent, Registrar, Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Authenticating Agent or such other agent.

Section 7.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.07. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(3) to fully indemnify the Trustee, any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, liability, claim, damage, taxes (other than taxes based upon the income of the Trustee) or expense (including reasonable legal fees and expenses) incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 7.07, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Disqualification; Conflicting Interests.

The Trustee for the Notes shall be subject to the provisions of Section 310(b) of the TIA during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of Section 310(b) of the TIA. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the TIA with respect to the Notes of any series, there shall be excluded Notes of any particular series of Notes other than that series.

Section 7.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be:

(1) a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as a Trustee pursuant to a rule, regulation, or other order of the SEC, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to a United States institutional trustee, having a combined capital and surplus of at least $50,000,000 and having a corporate trust office in the Borough of Manhattan, the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Notes. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 7.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b) The Trustee may resign at any time with respect to one or more or all series of Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(c) The Holders of a majority in aggregate principal amount of the Notes of one or more series (each series voting as a class) or all series at the time Outstanding may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and by written notice of such action to the Company, the Trustee and the successor Trustee, nominate with respect to the applicable series or all series, as the case may be, a successor

Trustee, which shall be deemed appointed as successor Trustee with respect to the applicable series unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of Notes of the applicable series who has been a bona fide holder of a Note or the applicable series for at least six months may, subject to the provisions of Section 6.11 on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 310(b) of the TIA pursuant to Section 7.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the TIA, or

(2) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state, bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Trustee or of its property, or for the winding up of its affairs shall have been entered, or

(4) the Trustee shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or corporate action shall be taken by the Trustee in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee to the vacated office. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes of such series as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 7.11. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees, co-trustees of the same trust and that each trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Note shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13. Preferential Collection of Claims Against Company.

(a) Subject to Section 7.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Section 7.13(c), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes and the holders of other indenture securities, as defined in Section 7.13(c):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) below, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other federal or state bankruptcy, insolvency or similar law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter or mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Section 7.13(c) would occur within three months; or

(D) to receive payment on any claim referred to in paragraphs (B) or (C) above, against the release of any property held as security for such claim as provided in paragraphs (B) or (C) above, as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D) above, property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to set aside and hold such a special account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provision of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Section 7.13(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-months period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of Section 7.13(a) a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any securities or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property that shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Section 7.13(c);

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company or an obligor under the Notes; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations that fall within the classification of self-liquidating paper as defined in Section 7.13(c).

(c) For the purpose of this Section 7.13 only:

(1) The term “default” means any failure to make payment in full of the principal of or interest on any of the Notes or upon the other indenture securities when and as such principal or interest becomes due and payable.

(2) The term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 7.13, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

(3) The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(4) The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5) The term “Company” means any obligor upon the Notes.

Section 7.14. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption thereof or pursuant to Section 2.08, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America, or of any state thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders, as their names and addresses appear on the register of the Registrar. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14.

If an appointment is made pursuant to this Section, the Notes shall have endorsed thereon, in addition to the Trustee’s certificate, an alternate Trustee’s certificate in the following form:

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By
Authenticating Agent

By
Authorized Signatory

Dated:

Section 7.15. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually (and not more than 15 days after each regular record date of each series of Notes having such a regular record date), a list, in such form as the Trustee may reasonable require, of the names and addresses of the Holders as of such regular record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in the capacity of Registrar if the Trustee is then acting in such capacity.

Section 7.16. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.15 and the names and addresses of Holders received by the Trustee in the capacity of Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 7.15 upon receipt of a new list so furnished.

(b) If three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.16(a), or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.16(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.16(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless with five days after such tender, the Trustee shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the SEC, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.16(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.16(b).

Section 7.17. Reports by Trustee to Holders of Notes.

(a) Within 60 days after March 15 of each year commencing with the year 2012, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registrar, a brief report dated as of March 15 with respect to any of the following events which may have occurred within the prior 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

(2) the creation of any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the TIA;

(3) the character and amount of any advances (and if the Trustee elects so to state the circumstances surrounding the making thereof) made by the Trustee (as such) that remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Notes on the date of such report;

(4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 7.13(b)(2), (3), (4) or (6);

(5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Notes which the Trustee has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties hereunder that it has not previously reported and that in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 7.02.

(b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registrar, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Outstanding Notes at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Notes are listed and also with the SEC. The Company will notify the Trustee when the Notes are listed on any securities exchange.

Section 7.18. Reports by Company.

The Company will:

(1) file with the Trustee, within 15 days after the Company files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and obtained confidential treatment from the SEC; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a National Securities Exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as their names and addresses appear in the register of the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 7.18 as may be required by rules and regulations prescribed from time to time by the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes of a series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes of the applicable series and to have each Subsidiary Guarantor’s obligation discharged with respect to its Subsidiary Guarantee of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of the applicable series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture with respect to such series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes of a series to receive solely out of the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes of the applicable series under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09 and 4.10 hereof with respect to the Outstanding Notes of the applicable series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes of the applicable series, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to the Notes of the applicable series, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default with respect to the Notes of the applicable series.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest or premium, if any, on the Outstanding Notes of such series on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes of such series pursuant to this Article VIII concurrently with such incurrence or the granting of Liens in connection therewith) or insofar as Sections 6.01(f) or 6.01(g) hereof are concerned, at any time in the period ending on the effective date of such defeasance;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee, at or prior to the effective date of such defeasance, an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is one of the Company’s “insiders” under applicable bankruptcy law and subject to customary exceptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(e) to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to provide for the issuance of Additional Notes or Exchange Notes or

(g) to allow any Subsidiary Guarantor to execute a supplemental indenture for the purpose of providing a Subsidiary Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described under Section 7.03 of this Indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 4.08 hereof), the Subsidiary Guarantees and the Notes of a series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series, including Additional Notes, if any, then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest, premium, if any, or the principal of, the applicable Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes of a series may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series, including Additional Notes, if any, then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described under Section 7.03 of the Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders to such Holder’s address appearing in the register of the Registrar a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then Outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates (other than the number of days for any required advance notice provisions) or optional redemption prices from those provided in Section 3.07 hereof;

(c) make any change in the provisions of Section 4.08;

(d) reduce the rate of or change the time for payment of interest on any Note;

(e) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes of a series and a waiver of the payment default that resulted from such acceleration);

(f) make any Note payable in a currency other than that stated in the Notes;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(h) waive a redemption payment with respect to any Note other than a payment required by Section 4.08 hereof;

(i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms hereof; or

(j) make any change in the preceding amendment and waiver provisions.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01. Guarantee.

Subject to this Article X, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02. Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.09 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.09 hereof and this Article X, to the extent applicable.

Section 10.04. Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

(a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article IV and Article V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05. Releases of Subsidiary Guarantee.

In the event of (a) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (b) a sale or other disposition by way of merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes of a series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes of such series, when:

(1) either:

(A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.05) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturities within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and the obligations of the Trustee to any Authenticating Agent under Section 7.14 shall survive such satisfaction and discharge.

Section 11.02. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address.

If to the Company and/or any Subsidiary Guarantor:

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Facsimile (212) 455-2502

Attention: Risë B. Norman, Esq.

If to the Trustee:

U.S. Bank National Association, as Trustee

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip J. Kane, Jr.

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, however, that any notice of communication to the Trustee shall not be deemed to be received by it until actually received by it at the Corporate Trust Office of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication addressed to a party other than the Trustee is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.

The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (provided, however, the below Opinion of Counsel shall not be required in connection with the authentication of the Notes on the Issue Date), the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor or Person controlling such Persons, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors or any Person controlling such Person under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 12.08. Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Electronic Means.

The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

[Signatures on following page]

SIGNATURES

Dated as of November 15, 2011

ISSUER:

Peabody Energy Corporation

By:	/s/ Carey J. Dubois
Name: Carey J. Dubois
Title: Vice President and Treasurer

GUARANTORS

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arid Operations, Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserves Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Elkland Holdings, LLC
Falcon Coal Company, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company

Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Company
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, LLC
New Mexico Coal Resources, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, LLC
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE International (CTI), LLC
Peabody COALTRADE, LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, LLC

Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Sage Creek Mining, LLC
Peabody School Creek Mining, LLC
Peabody Services Holding, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, Inc.
Peabody Terminals, LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, LLC
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, LLC
Twentymile Coal, LLC
West Roundup Resources, LLC

By:	/s/ Carey J. Dubois
Name: Carey J. Dubois
Title: Vice President and Treasurer

TRUSTEE

U.S. Bank National Association, as Trustee

By:	/s/ Phillip G. Kane, Jr.
Name: Philip G. Kane Jr.
Title: Vice President

EXHIBIT A-1

[Face of 2018 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$

6.00% Senior Notes due 2018

[If Rule 144A Global Note – CUSIP Number 704549 AJ3 /ISIN Number US704549AJ38]

[If Regulation S Global Note – CUSIP Number U70493 AB4 /ISIN Number USU70493AB49]

[If Exchange Note – CUSIP Number 704549 AK0 /ISIN Number US704549AK01]

No.	$

PEABODY ENERGY CORPORATION

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                  Dollars ($                ) on November 15, 2018.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2012.

Record Dates: May 1 and November 1.

Dated: November 15, 2011.

A-1-2

IN WITNESS WHEREOF, Peabody Energy Corporation, has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PEABODY ENERGY CORPORATION

By:
Name:
Title

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association as Trustee

By:
Authorized Signatory

Dated November 15, 2011

A-1-3

[Back of Note]

6.00% Senior Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. Reference to the Notes herein shall only refer to the Notes of this series.

1. Interest. Peabody Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.00% per annum from November 15, 2011 until maturity. The Company will pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2011; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2012. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Interest as set forth in this Note.

2. Additional Interest. The Holder is entitled to the benefits of the Registration Rights Agreement dated November 15, 2011, among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers (the “Registration Rights Agreement”).

If (i) any of the Registration Statements (as defined in the Registration Rights Agreement) required by the Registration Rights Agreement is not filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer (as defined in the Registration Rights Agreement) has not been Consummated (as defined in the Registration Rights Agreement) within 365 days after the Closing Date (as defined in the Registration Rights Agreement) with respect to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective and, in the case of a Shelf Registration Statement (as defined in the Registration Rights Agreement), such failure to remain effective or usable exists for more than 75 days (whether or not consecutive) in any 12-month period as described in the final paragraph of Section 5(c) (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Notes, the interest rate borne by the Notes shall be reduced to the original interest rate borne by the Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the Notes shall again be increased pursuant to the foregoing provisions. Any amounts of Additional Interest due will be payable in cash on the same interest payment dates as interest on the Notes is payable.

3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (except as provided in Section 2.11 of the Indenture with respect to defaulted interest), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, unless the Company elects to make payment of interest by check

A-1-4

mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the Interest Payment Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

5. Indenture. The Company issued the Notes under the Indenture dated as of November 15, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.

6. The principal on the Notes shall be due and payable on November 15, 2018.

7. Optional Redemption.

(a) The Notes shall be subject to redemption at any time at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice to Holders in the manner provided in the Indenture.

(b) The Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining principal and interest payments on the applicable Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months), at the Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the date of redemption.

(c) Any redemption pursuant to this Paragraph 7 shall be made pursuant to the provisions of Article III of the Indenture.

8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice.

9. Notice of Redemption. Notice of redemption shall be mailed no earlier than 30 days and no later than 60 days from the date such notice is mailed to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

10. Denominations, Transfer, Exchange. The Notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes, to pay all taxes and fees

A-1-5

required by law or permitted by the Indenture due on transfer. The Company is not required to exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding including Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or Subsidiary Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes or Exchange Notes, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

13. Defaults and Remedies. An “Event of Default” occurs if:

(a)	the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b)	the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)	the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Section 4.08 of the Indenture;

(d)	the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in the Indenture or the Notes;

(e)	a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $75.0 million or more;

(f)	the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

A-1-6

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(iv) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor’s Subsidiary Guarantee.

If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 of the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately.

14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, or any Person controlling such Person, as such, shall not have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Peabody Energy Corporation 701 Market Street
St. Louis, Missouri 63101-1826 Attention: Chief Legal Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

    [            ] Section 4.08

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT A-2

[Face of 2021 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

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[[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$

6.25% Senior Notes due 2021

[If Rule 144A Global Note – CUSIP Number 704549 AL8 /ISIN Number US704549AL83] [If Regulation S Global Note – CUSIP Number U70493 AC2 /ISIN Number USU70493AC22] [If Exchange Note – CUSIP Number 704549 AM6 /ISIN Number US704549AM66]

No.	$

PEABODY ENERGY CORPORATION

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of             Dollars ($            ) on November 15, 2021.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2012.

Record Dates: May 1 and November 1.

Dated: November 15, 2011.

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IN WITNESS WHEREOF, Peabody Energy Corporation, has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PEABODY ENERGY CORPORATION

By:
Name:
Title

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association as Trustee

By:
Authorized Signatory

Dated November 15, 2011

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[Back of Note]

6.25% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. Reference to the Notes herein shall only refer to the Notes of this series.

1. Interest. Peabody Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.25% per annum from November 15, 2011 until maturity. The Company will pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2011; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2012. The Company shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year comprised of twelve 30-day months. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Interest as set forth in this Note.

2. Additional Interest. The Holder is entitled to the benefits of the Registration Rights Agreement dated November 15, 2011, among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers (the “Registration Rights Agreement”).

If (i) any of the Registration Statements (as defined in the Registration Rights Agreement) required by the Registration Rights Agreement is not filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer (as defined in the Registration Rights Agreement) has not been Consummated (as defined in the Registration Rights Agreement) within 365 days after the Closing Date (as defined in the Registration Rights Agreement) with respect to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective and, in the case of a Shelf Registration Statement (as defined in the Registration Rights Agreement), such failure to remain effective or usable exists for more than 75 days (whether or not consecutive) in any 12-month period as described in the final paragraph of Section 5(c) (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Notes, the interest rate borne by the Notes shall be reduced to the original interest rate borne by the Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the Notes shall again be increased pursuant to the foregoing provisions. Any amounts of Additional Interest due will be payable in cash on the same interest payment dates as interest on the Notes is payable.

3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (except as provided in Section 2.11 of the Indenture with respect to defaulted interest), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, unless the Company elects to make payment of interest by check

A-2-4

mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the Interest Payment Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

5. Indenture. The Company issued the Notes under the Indenture dated as of November 15, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.

6. The principal on the Notes shall be due and payable on November 15, 2021.

7. Optional Redemption.

(a) The Notes shall be subject to redemption at any time at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice to Holders in the manner provided in the Indenture.

(b) The Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining principal and interest payments on the applicable Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months), at the Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the date of redemption.

(c) Any redemption pursuant to this Paragraph 7 shall be made pursuant to the provisions of Article III of the Indenture.

8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice.

9. Notice of Redemption. Notice of redemption shall be mailed no earlier than 30 days and no later than 60 days from the date such notice is mailed to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

10. Denominations, Transfer, Exchange. The Notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes, to pay all taxes and fees

A-2-5

required by law or permitted by the Indenture due on transfer. The Company is not required to exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding including Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, and the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or Subsidiary Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes or Exchange Notes, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

13. Defaults and Remedies. An “Event of Default” occurs if:

(a)	the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b)	the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)	the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Section 4.08 of the Indenture;

(d)	the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in the Indenture or the Notes;

(e)	a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $75.0 million or more;

(f)	the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)	commences a voluntary case,

A-2-6

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors, or

(v)	generally is not paying its debts as they become due; or

(g)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii)	appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

(iii)	orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(iv)	except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor’s Subsidiary Guarantee.

If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 of the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately.

14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, or any Person controlling such Person, as such, shall not have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Attention: Chief Legal Officer

A-2-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

        [             ] Section 4.08

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

US Bank National Association

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip J. Kane, Jr.

Re: [6.00% Senior Notes due 2018][6.25% Senior Notes due 2021]

Reference is hereby made to the Indenture, dated as of November 15, 2011 (the “Indenture”), among Peabody Energy Corporation, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	[ ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	[ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note ([2018 – CUSIP 704549 AJ3][2021 – CUSIP 704549 AJ3]), or

(ii) [ ] Regulation S Global Note ([2018—CUSIP U70493 AB4][2021 – CUSIP U70493 AC2]), or

(b) [ ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note ([2018 – CUSIP 704549 AJ3][2021 – CUSIP 704549 AJ3]), or

(ii) [ ] Regulation S Global Note ([2018 – CUSIP U70493 AB4][2021 – CUSIP U70493 AC2]), or

(iii) [ ] Unrestricted Global Note ([2018 – CUSIP 704549 AK0] [2021 – CUSIP 704549 AM6]); or

(b) [ ] a Restricted Definitive Note; or

(c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

US Bank National Association

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip J. Kane, Jr.

Re: [6.00% Senior Notes due 2018][6.25% Senior Notes due 2021]

Reference is hereby made to the Indenture, dated as of November 15, 2011 (the “Indenture”), among Peabody Energy Corporation, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [            ] 144A Global Note [            ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated             .

[INSERT NAME OF TRANSFEROR]

By:
Name: Title:

Dated:

C-2

EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 15, 2011(the “Indenture”) among Peabody Energy Corporation, the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arid Operations, Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserves Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Elkland Holdings, LLC
Falcon Coal Company, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC

Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Company
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, LLC
New Mexico Coal Resources, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, LLC
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE International (CTI), LLC
Peabody COALTRADE, LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company

Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, LLC
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Sage Creek Mining, LLC
Peabody School Creek Mining, LLC
Peabody Services Holding, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, Inc.
Peabody Terminals, LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, LLC
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, LLC
Twentymile Coal, LLC
West Roundup Resources, LLC

By:
Name: Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [•], among (the “Guaranteeing Subsidiary”), a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of November 15, 2011 (the “Indenture”) providing for the issuance of an unlimited amount of 6.00% Senior Notes due 2018 and 6.25% Senior Notes due 2021 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 10.04 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article X of the Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

(a)	The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

(i)	subject to Section 10.04 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles IV and V of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

5.	Releases.

(a)	In the event of (a) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (b) a sale or other disposition by way of merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee.

(b)	Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article X of the Indenture.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[Guaranteeing Subsidiary]

By:
Name: Title:

Peabody Energy Corporation

By:
Name: Title:

[EXISTING SUBSIDIARY NOTE GUARANTORS]

By:
Name: Title:

U.S. Bank National Association as Trustee

By:
Name: Title:

Schedule I

SCHEDULE OF SUBSIDIARY GUARANTORS

The following schedule lists each Subsidiary Guarantor under the Indenture as of the date of the Indenture:

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arid Operations, Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserves Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Elkland Holdings, LLC
Falcon Coal Company, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Company
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC

1

Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, LLC
New Mexico Coal Resources, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, LLC
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE International (CTI), LLC
Peabody COALTRADE, LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, LLC
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Sage Creek Mining, LLC
Peabody School Creek Mining, LLC
Peabody Services Holding, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, Inc.

2

Peabody Terminals, LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, LLC
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, LLC
Twentymile Coal, LLC
West Roundup Resources, LLC

3

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Note Indenture Section
310 (a) (1)	7.09
(a) (2)	7.09
(a) (3)	N.A.
(a) (4)	N.A.
(b)	7.08
7.10
311 (a)	7.13(a)
(b)	7.13(b)
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.15(a)
(b)	7.15(b)
(c)	7.15(c)
(d)	7.15(c)
314(c) (1)	12.04
(c) (2)	12.04
(c) (3)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01(a)
(b)	7.02
(c)	7.01(b)
(d)	7.01(c)
(d)(1)	7.01(c)(1)
(d)(2)	7.01(c)(2)
(d)(3)	7.01(c)(3)
(e)	6.11
316 (a)	6.04 and 6.05
(a) (1) (A)	6.05
(a) (1) (B)	6.04
(a) (2)	N.A.
(b)	6.07
317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.04
318 (a)	12.01
(b)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

4